UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K/A
AMENDMENT No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note

Allegiant Travel Company  (the “Company”) is filing this Amendment No. 1 (this “Amendment”), on Form 8-K/A, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 30, 2017 (the “Original Report”) to disclose the Company’s decision in light of the voting results of the Annual Meeting of Stockholders held on June 29, 2017 (the “Annual Meeting”) as to how frequently the Company will include in its proxy statement an advisory stockholder vote on the compensation of named executive officers, as required by Item 5.07(d) of Form 8-K. The Company reported the voting results of the Annual Meeting in the Original Report.

This Amendment should be read in conjunction with the Original Report. Except for the matters disclosed below, this Amendment does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Section 5       Corporate Governance and Management

Item 5.07       Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, in an advisory vote on the frequency of holding advisory votes on the compensation of the Company’s named executive officers held at the Company’s 2017 Annual Meeting of Shareholders, 9,119,940 shares voted for one year; 51,663 shares voted for two years; 6,097,797shares voted for three years; and 33,074 shares abstained. The Company has considered the outcome of this advisory vote and has determined to hold say-on-pay votes annually unless the Board of Directors determines that a different frequency for such votes is in the best interests of the Company’s stockholders or until the next advisory “say on pay frequency” vote is held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2017                            ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer